Registration No.33-54137
 As filed with the Securities and Exchange Commission on November 9, 1994

                    SECURITIES AND EXCHANGE COMMISSION
                        WASHINGTON, D.C.  20549
                          ________________

                     Post-Effective Amendment No. 1

                                to

                             FORM S-3

                       REGISTRATION STATEMENT
                              Under

                    THE SECURITIES ACT OF 1933
                          ________________

                 DOSKOCIL COMPANIES INCORPORATED
       (Exact name of registrant as specified in its charter)
          Delaware                                         13-2535513
  (State or other jurisdiction of                        (I.R.S. Employer
   incorporation or organization)                       Identification No.)
                        2601 Northwest Expressway
                               Suite 1000W
                      Oklahoma City, Oklahoma  73112
                              (405) 879-5500
     (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                          Darian B. Andersen, Esq.
                     Secretary and Corporate Counsel
                        2601 Northwest Expressway
                               Suite 1000W
                      Oklahoma City, Oklahoma  73112
                              (405) 879-5500
    (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                  Copy to:
                         J. Gregory Milmoe, Esq.
                   Skadden, Arps, Slate, Meagher & Flom
                             919 Third Avenue
                        New York, New York  10022
                              (212) 735-3000


                      DOSKOCIL COMPANIES INCORPORATED

                       Post-Effective Amendment No. 1
                 to the Registration Statement on Form S-3
                            (File No. 33-54137)

        This Post-Effective Amendment No. 1 to the Registration Statement (the "Registration Statement") on Form S-3 (File No. 33-54137) of Doskocil Companies Incorporated, a Delaware corporation (the "Company"), is being filed for the purpose of removing from registration under the Securities Act of 1933, as amended, the shares of the Company's Common Stock, par value $.01 per share (the "Common Stock"), which were not sold pursuant to the exercise of rights to acquire such shares which were distributed to holders of record of Common Stock and warrants to purchase Common Stock as of September 29, 1994. The offering of the shares of Common Stock (the "Rights Offering") expired at 5:00 p.m., New York City time, on October 19, 1994. Of the 5,555,556 shares of Common Stock offered in the Rights Offering, 1,043,689 shares remain unsold.

        In compliance with the undertaking set forth in Item 17 of the Registration Statement, the Company hereby withdraws from registration the 1,043,689 shares of Common Stock which were registered by the Company's Registration Statement but not sold in the Rights Offering.


                                 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this post-effective amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma, on November 9, 1994.

                                  DOSKOCIL COMPANIES INCORPORATED

                                  By: /s/ Bryant P. Bynum
                                      ________________________________
                                      Name:  Bryant P. Bynum
                                      Title: Vice President--Planning
                                               and Corporate Finance
                                               and Treasurer